Exhibit 8.1
                                                                    -----------

                    Subsidiaries of Mastellone Hermanos S.A.

         The following chart lists each of our subsidiaries and indicates its principal activity and the percentage of the capital stock of each such subsidiary which we owned, directly or indirectly, as of December 31, 2005, and April 30, 2006:

Name of Subsidiary                  Principal Activity    % of capital and votes
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Con-Ser Promotora y Asesora de       Insurance Broker                  99.99%
Seguros S.A.
Frigorifico Rydhans S.A.             Manufacturer of meat             100.00%
                                     products
Leitesol Industria e Comercio S.A.   Distribution of dairy products   100.00%
Promas S.A.                          Olive grower                     100.00%
Marca 4 S.A.                         Trademarks holder                 99.99%
Mastellone Hnos do Brasil S.A.       Inactive                         100.00%
                                     Manufacturer of dairy
Puralactea S.A.                      products                         100.00%
                                     Manufacturer of dairy
Mastellone San Luis S.A.             products                         100.00%
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